Fujian Province Fuzhou City Cangshan District

e-government construction project

Consultant Agreement

Party A: Expert Network (Shenzhen) Company Limited

Address: 31/F Development Centre, 2010 Renminnan Road, Shenzhen, PRC

Party B:

Cangshan Science Park Huada Electronic and Information Technology Development Company

Address: No.73, 817 North Avenue, Gulou Area, Fuzhou City, Fujian Province

In order to speed up the development of Party A’s e-government project in various areas of Fujian Province of China and enhance the competitiveness and economic benefits of Party A’s e-government business in Mainland China, Party A hereby appoints Party B as the consultant in the Fuzhou City Cangshan District e-government construction project (hereinafter referred as the “Project”). Both Party A and Party B reached the following agreement based on the principles of equality and mutual benefit after friendly negotiation:

1.

Party A agrees to appoint Party B as the project consultant for Party A and party B agrees to accept such appointment to assist Party A in providing a series of services to promote Party A’s e-government construction project in the Cangshan District of Fuzhou City.

2.

Party A agrees to pay Party B the consultant fee, once and for all, details of such consultant fee are as follow:

2.1

The total contract sum of the Project is RMB One Hundred and Twenty Million Only（￥120, 000,000.00).

2.2

Party A shall pay Party B a consultant fee equals to 4 % of the total contract sum the Project, i.e. RMB Four Million and Eight Hundred Thousand Only (￥4, 800,000.00).

2.3

Party A shall make the full payment of the consultant fee to Party B’s designated bank account within 20 business days after the Main Contract of the Project has been signed by and between Party A and the owner of the Project.

3.

Rights and obligations of Party A and Party B

3.1

Rights and obligations of Party A

3.1.1

Party B shall regularly provide Party A with all the true and updated information regarding the Project and the owner of the Project.

3.1.2

Party A shall have the right of priority to access the updated information regarding the Project and owner of the Project that is collected by Party B. Party A shall also has the right to request Party B to arrange conference with the owner of the Project and work with its best effort for the success in the cooperation of the Project.

3.1.3

Party A shall have the right to request Party B to provide professional advising, decision making assisting and guidance services in relation to Party A’s negotiation and implementation of the Project.

3.1.4

Party A shall comply with the relevant regulations and laws of China when signing the Main Contract of the Project with the owner of the Project.

3.2

Rights and obligations of Party B

3.2.1

Party B shall prepare the relative marketing works for Party A at the early stage of the Project.

3.2.2

Party B shall provide professional advising, decision making assisting and guidance services to Party A in the event that any problems occurs in the process of negotiation between Party A and the owner of the Project, and shall work with Party B’s best effort for the success of negotiation of the Project.

3.2.3

Party B shall not claim against Party A for any fees in the event that no Main contract is signed for the Project.

4.

Default Liability

4.1

Party B shall undertake all the legal liabilities and indemnify Party A in the event that Party B disclose any confidential documents, information and other confidential matters to any third party without the permission of Party A.

4.2

Party A shall undertake all the legal liabilities and indemnify Party B for any loss that may incur in the event that Party A breaches any relative laws and regulations of China during the process of negotiation of the Project. .

5.

Termination of contract

5.1

This agreement shall be terminated upon the Main Contract of the Project has been signed and the consultant fee has been paid to Party B.

5.2

This agreement shall be terminated if Party A fails to sign the Main Contract of the Project.

5.3

In the event that either Party is seriously in breach of this agreement during the process of cooperation between both Parties, the other Party shall be entitled to terminate this agreement.

5.4

This agreement can be terminated upon the mutual agreement of both Parties.

6.

Resolution of Disputes

In the event that any disputes arises in the course of execution of this agreement, both Parties shall resolve such disputes by negotiation.  In the event that negotiation fails, the Parties shall resolve such disputes by referring the matter to the Shenzhen Arbitration Committee for Arbitration.

7.

In the event that any situation not contemplated in this agreement occurs, both Parties may sign supplementary agreement on terms mutually agreed after negotiation between the Parties.

8.

This agreement shall be signed in counterparts, with both Party A and Party B keeps one copy respectively.  This agreement becomes effective upon signing and sealed by both Parties.

Party A: Expert Network (Shenzhen) Company Limited

Representative:

Song Feng

(signed and sealed)

Party B:

Cangshan Science Park Huada Electronic and Information Technology Development Company

Representative:

Zhang Xiao Kun

(signed and sealed)

Signing Date: November 9, 2006